Exhibit 10.10


                        LOCAL FINANCIAL CORPORATION STOCK
                    OPTION AGREEMENT WITH EDWARD A. TOWNSEND


                  Local Financial Corporation, a Delaware corporation (the "Company"), desiring to afford an opportunity to the Grantee, namely, Edward A. Townsend, a resident of the State of Oklahoma, to purchase certain shares of the Company's common stock, par value $0.01 per share ("Common Stock"), hereby grants to the Grantee, and the Grantee hereby accepts, options to purchase the number of shares specified below, during the term ending at midnight, Central Standard Time, on the expiration dates of these Options, at the option exercise price specified below, subject to and upon the terms and conditions specified below. This stock option is being granted to Grantee, Edward A. Townsend, in fulfillment of the terms and conditions of that certain Employment Agreement entered into by and between Company and its wholly-owned subsidiary federal stock savings bank, Local Federal Bank, F.S.B. and Edward A. Townsend dated September 8, 1997, and is the Stock Option Agreement referenced therein and attached thereto.

                  1. Identifying Provisions. As used in this Agreement, the following terms shall have the following respective meanings:

                           (a) Grantee: Edward A. Townsend.

                           (b) Date of Grant: At the effective time of the closing of a private placement offering of 19,700,000 shares of the Company's Common Stock under a Private Placement Memorandum (the "Offering"). The grant of the Option shall be contingent upon the close of the Offering.

                           (c) Number of Shares Option: 811,640 shares of the Company's Common Stock constituting the number of shares equal to four percent (4%) of the total number of shares of Common Stock outstanding immediately after the close of the Offering (including shares subject to the warrants being granted to the Placement Agent pursuant to the Offering).

                           (d) Option Exercise Price Per Share: The exercise price for the acquisition of the Common Stock upon exercise of the option being granted pursuant to this Stock Option Agreement shall be equal to the offering price per share of the Common Stock in the Offering.

                           (e) Expiration Date: The Options shall expire ten
         (10) years from the dates the Options first become exercisable by Grantee hereunder; provided that the Incentive Options granted to Grantee hereunder shall expire ten (10) years from Date of Grant.

                  2. Timing of Exercises. The Options shall be exercisable in three (3) equal, annual installments, commencing with the end of the first twelve (12) month period following the Date of Grant and continuing in like, successive twelve (12) month periods until all of the Options are exercisable.


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                  3. Restrictions on Exercise. The following additional
provisions shall apply to the exercise of Options hereunder:

                           (a) Termination of Employment. In the event the Grantee's employment by the Company or by Local Federal Bank, F.S.B. is terminated without cause in the manner provided in Grantee's Employment Agreement with the Company referenced above (the "Employment Agreement") which Grantee and Company have entered into contemporaneously herewith, then, and in such event, all unexercised portions of the Options granted to Grantee under this Agreement shall become immediately exercisable by the Grantee hereunder, including all portions of the Options which would, but for this provision, not yet be exercisable under the terms of Section 2 of this Agreement; i.e., any portion of the total Options for 811,640 shares of the Company's Common Stock, as described in Section 1(c), above, which have not yet become exercisable pursuant to Section 2, above, and such exercisable Options shall expire on their respective expiration dates hereunder; provided that all exercisable Incentive Options shall expire three (3) months after such termination of Grantee's employment. If, on the other hand, the Grantee's employment by the Company is terminated for cause, or if he voluntarily terminates employment, only those Options exercisable at the time of such termination of employment may thereafter be exercised, and the exercisable Options shall expire on their respective expiration dates; provided, that exercisable Incentive Options shall expire three
         (3) months after such termination of the employment of Grantee. "Cause" shall have the same meaning used in the Grantee's Employment Agreement referenced above. In all other respects, the Options shall terminate upon such termination of the employment of Grantee by Company or Local Federal Bank, F.S.B.

                           (b) Death of Grantee. If the Grantee shall die during the term of this Option Agreement, then, and in such event, all unexercised portions of the Options granted to Grantee under this Agreement shall become immediately exercisable by the person or persons entitled to do so under the Grantee's Last Will and Testament or under applicable intestate laws hereunder, including all portions of the Options which would, but for this provision, not yet be exercisable under the terms of this Option Agreement, and such exercisable Options shall expire on their respective, expiration dates hereunder; provided that all exercisable Incentive Options shall expire one (1) year after Grantee's death. In all other respects, the Options shall terminate upon such termination of Grantee's employment by Company or Local Federal Bank, F.S.B. due to his death.

                           (c) Disability of Grantee. If the Grantee's employment is terminated because of his disability pursuant to the provisions of his Employment Agreement with the Company and Local Federal Bank, F.S.B., all unexercised portions of the Options granted to Grantee under this Agreement shall become immediately exercisable by the Grantee or his guardian or legal representative or representatives, hereunder, including all

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         portions of the Options which would, but for this provision, not yet be exercisable under the terms of this Agreement, and such exercisable options shall expire on their respective, expiration dates hereunder; provided that all exercisable Incentive Options shall expire one (1) year after such termination of Grantee's employment by reason of such disability. In all other respects, the Options shall terminate upon such termination of Grantee's employment by Company, or Local Federal Bank, F.S.B. due to his disability.

                  4. Incentive Options. The Options shall quality as Incentive Options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent that the aggregate fair market value of the shares underlying the Incentive Option portion that is first exercisable within the same calendar year does not exceed $100,000.00. The Grantee may not dispose of the shares underlying Incentive Options within two (2) years of the Date of Grant or one (1) year of the date of exercise of the Option. The Grantee may not transfer Incentive Options except by Last Will and Testament or the laws of descent and distribution. Incentive Options shall be subject to such other restrictions as are necessary to qualify them as Incentive Options under the Code.

                  5. Transferability. Subject to the limitations regarding Incentive Options, the Grantee may transfer the Options by Last Will and Testament or the laws of descent and distribution, and by such other means as may be permitted by the Board or the Committee.

                  6. Adjustments and Corporate Reorganizations. Subject to the provisions of the Company's Stock Option Plan under which the Options are granted, if the outstanding shares of Common Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the unexercised portions of this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised Options, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of Common Stock shall be issued under the options or in connection with any such adjustment. Such adjustments shall be made by or under the authority of the Board, whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive on all parties.

                           Upon the dissolution or liquidation of the Company,
or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to the Options are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all of the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, the Options shall terminate, unless provision be made in writing in connection with such transaction for the assumption of the Options previously granted under the Stock Option Plan under which the Options were granted, or the substitution for such Options of any Options

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covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Options shall continue in the manner and under the terms so provided. If the Options shall terminate pursuant to the foregoing sentence, the Grantee shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall reasonably designate, to exercise all Options granted to Grantee, including the Options not yet exercisable by the Grantee under the terms of the Options.

                  7. Exercise, Payment for and Delivery of Stock. The Options may be exercised by the Grantee, or other person then entitled to exercise it for Grantee, by giving four (4) business days' written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by a check payable to the order of the Company in payment of such price. If the Company is required to withhold for federal or state income taxes as a result of such exercise, the notice of exercise shall be accompanied by a check payable to the order of the Company in payment of the amount of such withholding taxes.

                  8. Alternate Payment with Stock. Notwithstanding the foregoing provisions requiring payment by check, payment of such purchase price or any portion thereof, or payment of the withholding amount or any portion thereof, may be made by tendering shares of the Company's Common Stock or surrendering exercisable Options, if the shares are then publicly traded (as defined below). Shares tendered or Options surrendered shall be credited towards such purchase price or withholding amount on the valuation basis set forth below. In the case of shares tendered, the stock certificates evidencing the shares so to be used shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company. Payment in Common Stock or Options instead of cash shall not be effective and shall be rejected by the Company if (i) the Company is then prohibited from purchasing or acquiring the shares, or (ii) the right or power of the person exercising the Options to deliver such shares or Options in payment of the purchase price or withholding amount is subject to the prior interest of any other person (excepting the Company), as indicated by legends upon the certificate(s) or as known to the Company. For purposes of this Paragraph: (a) "Publicly Traded Shares" are those that are listed or admitted to unlisted trading privileges on a national securities exchange or as to which bid and offer quotations are reported in the automated quotations system ("NASDAQ") operated by the National Association of Securities Dealers, Inc. ("NASD"), and (b) for credit toward the purchase price or withholding amount, shares tendered or Options surrendered shall be valued as of the day immediately preceding the delivery to the Company of the certificates evidencing such shares, in the case of tendered shares, or the Option Exercise Notice, in the case of surrendered Options. If such day is not a trading day in the United States Securities Markets, the shares shall be valued on the nearest preceding trading day. The valuation shall be made on the basis of the closing price of the Common Stock as reported with respect to the market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the lowest independent offer quotation reported therefor in Level 2 of NASDAQ, or if no such quotations are reported, then on the basis of the most nearly comparable valuation method acceptable to the Company. If the Company rejects the payment in stock or Options, the tendered Notice of Exercise shall not be effective under this Option Agreement unless promptly after being notified of such rejection, the person exercising the Option pays the purchase price or the withholding amount, as the case may be, in acceptable form as required above in this Section.

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                  9. Rights in Shares Before Issuance and Delivery. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of the Options, unless and until such shares have been issued to such person as fully paid shares by the Company.

                  10. Requirements of Law and of Stock Exchanges. By accepting the Options, the Grantee represents and agrees for himself and his transferees that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of any Options, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of Options shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution.

                           No certificate or certificates for shares of stock
purchased upon exercise of Options shall be issued and delivered prior to the admission of such shares to listing on notice of issuance on any stock exchange on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

                  11. Stock Option Plan. This Option Agreement is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Company's Stock Option Plan being adopted by Company's Board contemporaneously herewith, under which the Options being granted hereunder were granted, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Grantee, without his consent, of the Options or any of his rights under the Plan. Pursuant to the Plan, the Board or the Committee (as defined in the Plan) is vested with final authority to interpret and construe the Plan and the Options, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during regular business hours by the Grantee or other persons entitled to exercise the Options at the Company's principal offices.

                  12. Notices. Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature or at such other address as the Grantee may designate in writing to the Company. Any such notice shall be deemed duly given three (3) days after deposited with first class postage prepaid, in a post office or branch post office regularly maintained by the United States Postal Services, certified mail, return receipt requested.

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                  13. Laws Applicable to Construction. This Agreement has been executed and delivered by the Company and by Grantee in the State of Oklahoma, and this Agreement shall be construed and enforced in accordance with the laws and decisions of the State of Oklahoma.

                  IN WITNESS WHEREOF, the Company has granted the Options on the Date of Grant specified and defined above.

COMPANY:                                 LOCAL FINANCIAL CORPORATION,
                                         a Delaware corporation



                                         By: /s/ Jan A. Norton
                                             -----------------------------------
                                             President

GRANTEE:                                 Accepted and Agreed to:



                                         /s/ Edward A. Townsend
                                         ---------------------------------------
                                         EDWARD A. TOWNSEND, Grantee
                                         28910 South 593
                                         Grove, Oklahoma   74344











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